EXHIBIT 99.1

                              PYRAMID OIL COMPANY

                            CERTIFICATE OF AMENDMENT

                          OF ARTICLES OF INCORPORATION



     JOHN ALEXANDER and LEE G. CHRISTIANSON certify that:

1. They are the president and secretary, respectively, of PYRAMID OIL COMPANY, a California corporation.

2. ARTICLE SIXTH of the Articles of Incorporation of this corporation is amended to read as follows:


     SIXTH: This corporation is authorized to issue only one class of no par shares of stock; and the total number of shares which this corporation is authorized to issue is 10,000,000.

     Upon the effective date of this amendment, each two outstanding shares will be split into three shares. No fractional shares shall be issued in connection with this amendment, but in lieu thereof, any fractional share shall be rounded up to the nearest full share.


3. The foregoing amendment to the Articles of Incorporation has been approved by the Board of Directors of this corporation.

4. The foregoing amendment to the Articles of Incorporation may be adopted with approval by the Board of Directors alone, pursuant to California Corporation Code Section 902(c).


                                           JOHN H. ALEXANDER
                                           -----------------
                                           John H. Alexander
                                               President


                                          LEE G. CHRISTIANSON
                                          -------------------
                                          Lee G. Christianson
                                               Secretary